EXHIBIT 99
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                                 PRESS RELEASE

                        UAB/HEALTHSOUTH REACH AGREEMENT
                         ON SALE OF SOUTHSIDE HOSPITAL

BIRMINGHAM, Ala. - The UAB Health System and HealthSouth Corporation (OTC
Pinksheets: HLSH) have reached an agreement for UAB to purchase the HealthSouth Medical Center on the southside of Birmingham for $33 million. The purchase is contingent upon regulatory approval, which UAB hopes to obtain in the next few months.

In the interim, the UAB Health System and HealthSouth have agreed upon terms whereby the UAB Health System will undertake management of the hospital effective August 1.

"Through these agreements, we will be able to continue to provide high-quality care in this facility for our community," said David Hoidal, CEO of the UAB Health System. "Additionally, this enables UAB Hospital to grow its physical plant to meet the expanding demand for patient services."

"For years, HealthSouth Medical Center's employees have provided the highest quality care possible," said Jay Grinney, president and CEO of HealthSouth. "These steps help ensure that their great work will continue as HealthSouth focuses on its core business of inpatient and outpatient rehabilitation, ambulatory surgery and diagnostics."

UAB still is determining which services will be available in the facility.

About HealthSouth

HealthSouth is one of the nation's largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities and Exchange Commission into HealthSouth's financial reporting and related activity calling into question the accuracy of the Company's previously filed financial statements; HealthSouth's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth's management team; HealthSouth's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth's ability to continue to operate in the ordinary course and manage it's relationships with its creditors, including it's lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

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                         For more information contact
                  Andy Brimmer (HealthSouth) at 205-410-2777
                        Gary Mans (UAB) at 205-934-3884